                  AMENDMENT NO. 10 AND ASSIGNMENT TO THE FIFTH
                       AMENDED AND RESTATED LOAN AGREEMENT
                       -----------------------------------

                  THIS AMENDMENT NO. 10 TO THE FIFTH AMENDED AND RESTATED LOAN AGREEMENT, dated as of July 27, 2001 (this "Amendment"), by and among G-III LEATHER FASHIONS, INC., a New York corporation (the "Borrower"), the Lenders that have executed the signature pages hereto (individually, a "Lender" and collectively, the "Lenders"), and FLEET NATIONAL BANK, (FORMERLY KNOWN AS FLEET BANK, N.A.) a national banking association as agent for the Lenders (in such capacity, together with its successors in such capacity, the "Agent"),

                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS:

                  A. The Borrower, the Lenders and the Agent are parties to the Fifth Amended and Restated Loan Agreement, dated as of May 31, 1999, as further amended hereby (as it may be further amended, modified and supplemented from time to time, the "Loan Agreement"); and

                  B. The Borrower would like to amend the definitions of Direct Debt Sublimit and Eligible Inventory;

                  C. The parties hereto wish to amend the Loan Agreement as hereinafter provided;

                  D. Each capitalized term used but not otherwise defined herein shall have the meaning ascribed thereto in the Loan Agreement;

                  NOW, THEREFORE, the parties hereto hereby agree as follows:

                  SECTION 1.        AMENDMENT TO LOAN AGREEMENT.
                  ---------         ---------------------------

                  1.1 This Amendment shall be deemed to be a tenth amendment to the Fifth Amended and Restated Loan Agreement and shall not be construed in any way as a replacement or substitution therefor. All of the terms and conditions of, and terms defined in, this Amendment are hereby incorporated by reference into the Loan Agreement as if such terms and provisions were set forth in full therein.

                  1.2 The definition of "Eligible Inventory" in Article 1 of the Loan Agreement shall be amended by deleting the phrase in subparagraph
(x) in its entirety and replacing it with the following:

                  "includes Inventory subject to a license agreement which was assigned to Agent on behalf of the Lenders and the value of which, when attributed to any determination of Borrowing Base from July 23, 2001 through October 15, 2001, does not exceed $10,200,000;"

                  1.3 The definition of "Overadvance" in Article 1 of the Loan Agreement shall be amended by inserting the following sentence as the final sentence of such definition:

                  "Notwithstanding the foregoing, from October 16, 2001 and thereafter, the applicable Overadvance amount and all subsequent Overadvance amounts shall be reduced by an amount equal to 50% of the Eligible Inventory attributable to the licenses as listed on Schedule 1 hereto, which may be amended from time to time."

                  1.4 The definition of "Direct Debt Sublimit" in Article
1.1 of the Loan Agreement is amended by deleting the existing definition in its entirety and replacing it with the following:

 ------------------------------------------- -----------------------------------
         DIRECT DEBT SUBLIMIT DATES                 TOTAL DIRECT DEBT SUBLIMIT
 ------------------------------------------- -----------------------------------
      11/30/00 - 4/30/01                                             $30,000
 ------------------------------------------- -----------------------------------
      5/1/01 - 7/22/01                                               $64,000
 ------------------------------------------- -----------------------------------
      7/23/01 - 8/31/01                                              $72,000
 ------------------------------------------- -----------------------------------
      9/1/01 - 9/30/01                                               $70,000
 ------------------------------------------- -----------------------------------
      10/1/01 - 10/31/01                                             $64,000
 ------------------------------------------- -----------------------------------
      11/1/01 - 11/16/01                                             $47,000
 ------------------------------------------- -----------------------------------
      11/17/01 maturity                                              $30,000
 ------------------------------------------- -----------------------------------


                  1.5 The Loan Agreement, the Loan Documents and all agreements, instruments and documents executed and delivered in connection with any of the foregoing, shall each be deemed to be amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment. Except as so amended hereby, the Loan Agreement and the Loan Documents shall remain in full force and effect in accordance with their respective terms.

                  SECTION 2.        REPRESENTATIONS AND WARRANTIES.
                  ---------         ------------------------------

                  A. The Borrower hereby represents and warrants to the Agent and the Lenders that:

                  2.1 After giving effect to the amendment of the Loan
Agreement pursuant to this Amendment: (i) each of the representations and warranties set forth in Article 3 of the Loan Agreement is true and correct in all respects as if made on the date hereof, and (ii) there exists no Default or Event of Default under the Loan Agreement after giving effect to this Amendment.

                  2.2 The Borrower has full corporate power and authority to execute and deliver this Amendment and to perform the obligations on its part to be performed thereunder and under the Loan Agreement as amended hereby.

                  SECTION 3.        CONDITIONS PRECEDENT TO AMENDMENTS.
                  ---------         ----------------------------------

                  The effectiveness of the amendments and assignments contained in Section 1 and Section 2 of this Amendment, are each and all subject to the satisfaction, in form and substance satisfactory to the Agent, of each of the following conditions precedent:

                  3.1 The Borrower, each Transferor and each Transferee shall have duly executed and delivered this Amendment.

                  3.2 The Agent on behalf of the Lenders shall have received an Amendment Fee in the amount of $30,000 from the Borrower.

                  3.3 Each of the conditions  precedent set forth in
Section 4.1 and Section 4.2 of the Loan Agreement shall have been satisfied or waived in accordance with the terms of the Loan Agreement.

                  3.4 The representations and warranties set forth in
Section 2 hereof shall be true, correct and complete on and as of the closing date of this Amendment as though made on such date.

                  3.5 The Agent shall have received such approvals, opinions or documents as any Lender through the Agent may reasonably request, the Borrower and the Guarantors shall have taken all such other actions as any Lender through the Agent may reasonably request, and all legal matters incident to the foregoing shall be satisfactory to the Agent.

                  SECTION 4.        REFERENCE TO AND EFFECT UPON THE LOAN
                  ---------         -------------------------------------
                                    AGREEMENT AND OTHER LOAN DOCUMENTS.
                                    -----------------------------------

                  4.1 Except as specifically amended in Section 1 and
Section 2 above, the Loan Agreement and each of the other Loan Documents shall remain in full force and effect and each is hereby ratified and confirmed.

                  4.2 The execution, delivery and effect of this Amendment shall be limited precisely as written and shall not be deemed to (i) be a consent to any waiver of any term or condition or to any amendment or modification of any term or condition of the Loan Agreement or any other Loan Document, except, upon the effectiveness, if any, of this Amendment, as specifically amended in Section 1 and Section 2 above, or (ii) prejudice any right, power or remedy which the Agent or any Lender now has or may have in the future under or in connection with the Loan Agreement or any other Loan Document. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to "this Agreement", "hereunder", "hereof", "herein" or any other word or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby, and each reference in any other Loan Document to the Loan Agreement or any word or words of similar import shall mean and be a reference to the Loan Agreement as amended hereby.

                  SECTION 5.        MISCELLANEOUS
                  ---------         -------------

                  5.1 This Amendment may be executed in any number of counterparts, each of which when so executed shall be deemed an original, but all such counterparts shall constitute one and the same instrument.

                  5.2 The Borrower shall pay on demand all reasonable fees, costs and expenses incurred by Agent in connection with the preparation, execution and delivery of this Amendment (including, without limitation, all reasonable attorneys' fees).

                  5.3 GOVERNING LAW. THIS AMENDMENT AND ASSIGNMENT SHALL
BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK.

                            [SIGNATURE PAGE FOLLOWS]

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Assignment to be duly executed on the date first above written.

                           G-III LEATHER FASHIONS, INC.

                           By:       /s/ Wayne S. Miller
                               --------------------------------------
                           Name:          Wayne S. Miller
                                 ------------------------------------
                           Title:         Chief Financial Officer
                                 ------------------------------------

                           FLEET NATIONAL BANK.,
                           AS LENDER AND TRANSFEROR

                           By:      /s/ Stephen M. Leavenworth
                               --------------------------------------
                           Name:         Stephen M. Leavenworth
                                 ------------------------------------
                           Title:        Vice President
                                 ------------------------------------

                           THE CHASE MANHATTAN BANK,
                           AS LENDER AND TRANSFEROR

                           By:      /s/ Juan C. Zaino
                               ---------------------------------------
                           Name:        Juan C. Zaino
                                 -------------------------------------
                           Title:       Vice President
                                 -------------------------------------

                           THE CIT GROUP/COMMERCIAL
                           SERVICES, NC., AS LENDER AND TRANSFEROR

                           By:      /s/ Lisa Murakami
                               --------------------------------------
                           Name:         Lisa Murakami
                                 ------------------------------------
                           Title:        Vice President
                                 ------------------------------------

                           ISRAEL DISCOUNT BANK OF NEW YORK
                           AS AS LENDER AND TRANSFEROR

                           By:      /s/ Matilde Reyes
                               --------------------------------------
                           Name:         Matilde Reyes
                                 ------------------------------------
                           Title:        Vice President
                                 ------------------------------------

                           By:      /s/ Howard Weinberg
                               --------------------------------------
                           Name:         Howard Weinberg
                                 ------------------------------------
                           Title:        Senior Vice President
                                 ------------------------------------

                           HSBC BANK USA, AS TRANSFEREE

                           By:      /s/ Thomas DeGeorge
                               --------------------------------------
                           Name:         Thomas DeGeorge
                                 ------------------------------------
                           Title:        First Vice President
                                 ------------------------------------


                           BANK LEUMI USA
                           AS TRANSFEREE

                           By:      /s/ John Koenigsberg
                               --------------------------------------
                           Name:         John Koenigsberg
                                 ------------------------------------
                           Title:        First Vice President
                                 ------------------------------------

                           By:      /s/ Phyllis Rosenfeld
                               --------------------------------------
                           Name:         Phyllis Rosenfeld
                                 ------------------------------------
                           Title:        Vice President
                                 ------------------------------------


                           FLEET NATIONAL BANK., AS AGENT

                           By:      /s/ Stephen M. Leavenworth
                               --------------------------------------
                           Name:         Stephen M. Leavenworth
                                 ------------------------------------
                           Title:        Vice President
                                 ------------------------------------


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